Exhibit 99.1

Manchester Securities and Alerian Capital Management Assume Control of SGLP; Appoints New Board to Focus on Future of Company

TULSA, OKLA. (July 21, 2008) – SemGroup Energy Partners, L.P., (NASDAQ: SGLP) today announced that the holders of a secured loan to SemGroup Holdings, L.P. (‘Holdings’), Manchester Securities and Alerian Capital Management, have acted on their rights under their loan documents to vote as the sole members of the general partner of SGLP. They remain fully supportive of existing management.

“These actions are necessary to protect SGLP and allow SGLP to focus on its future and best interests. Despite the challenges faced by SGLP given the uncertainty at its main customer, Semgroup L.P., the board and management are enthusiastic about the Company’s strategic assets and future in a robust energy market,” Chief Executive Officer Kevin Foxx said.

Manchester and Alerian have reconstituted a five-member board of directors at SGLP’s general partner to include two representatives from Manchester, one from Alerian, and two existing independent directors. The new board and management believe this is the beginning of a new era for SGLP, and they will be working together to maximize the long-term utilization of the Company’s assets.

“We believe strongly in the intrinsic value of the fee-based energy infrastructure assets owned by SGLP. The storage and transportation services provided by this company are an integral component of the midstream energy industry," said Alerian Managing Partner Gabriel Hammond.

Management expects to host a conference call on Tuesday, July 22, 2008 to discuss the transition.  Details of such call will be announced in a separate release.

SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SGLP provides crude oil and liquid asphalt cement terminalling and storage services and crude oil gathering and transportation services. SGLP is based in Tulsa, Okla. As a publicly traded master limited partnership, SGLP's common units are traded on the NASDAQ Global Market under the symbol SGLP. The general partner of SemGroup Energy Partners is a subsidiary of SemGroup, L.P. For more information, visit SGLP's Web site at www.SGLP.com.

Manchester Securities is an investment firm controlled by Elliott Associates, L.P., which together with its sister fund, Elliott International, L.P. have more than $10.5 billion of capital under management.  Founded in 1977, Elliott Associates is one of the oldest firms of its kind under continuous management.  The Elliott funds’ investors include large institutional investors, high-net-worth individuals and families, and employees of the firm.

Alerian Capital Management is a registered investment advisor that manages portfolios exclusively focused on midstream energy master limited partnerships. Headquartered in Dallas, Texas, and with offices in New York, New York, the company focuses on fundamental analysis in this emerging asset class, investing in both the private and public markets, and maintains and publishes the Alerian MLP Index (NYSE: AMZ) Series.

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts included in this release that address activities, events or developments that SGLP expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside SGLP’s control, which could cause results to differ materially from those expected by management of SGLP. Such risks and uncertainties include, but are not limited to, SGLP’s dependence upon SemGroup, L.P. for a substantial majority of its revenues; SGLP’s exposure to the credit risk of SemGroup, L.P. and third-party customers; a decrease in the demand for crude oil or finished asphalt products in the areas served by SGLP’s storage facilities and pipelines; a decrease in the production of crude oil or liquid asphalt cement from areas served by SGLP’s assets; the availability of, and our ability to consummate, acquisition opportunities; SGLP’s debt levels and restrictions in its credit facility; general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil gathering, transportation, terminalling and storage business and the liquid asphalt cement terminalling and storage business. These and other applicable uncertainties, factors and risks are described more fully in SGLP’s reports filed with the Securities and Exchange Commission. SGLP undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For e-mail alerts click here:
http://www.b2i.us/irpass.asp?BzID=1505&to=ea&s=0

###
SGLP Investor Relations:
Brian Cropper, 918-524-SGLP (7457)
Toll Free Phone: 866.490.SGLP (7457)
investor@sglp.com